                              AMENDED AND RESTATED
                        INITIAL PUBLIC OFFERING AGREEMENT

                           dated as of March 15, 2000

                                     between

                            PHOENIX TECHNOLOGIES LTD.

                                       and

                              INSILICON CORPORATION

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                                TABLE OF CONTENTS

                                                                                                                PAGE

ARTICLE I             DEFINITIONS................................................................................1

         Section 1.1.          Definitions.......................................................................1

ARTICLE II            THE INITIAL PUBLIC OFFERING................................................................4

         Section 2.1.          Cooperation Before to the Initial Public Offering.................................4

         Section 2.2.          Conditions Precedent to the Initial Public Offering...............................5

ARTICLE III           INDEMNIFICATION............................................................................6

         Section 3.1.          Release of Claims.................................................................6

         Section 3.2.          Indemnification by inSilicon......................................................7

         Section 3.3.          Indemnification by Phoenix........................................................8

         Section 3.4.          Notice and Payment of Claims......................................................8

         Section 3.5.          Notice and Defense of Third-Party Claims..........................................9

         Section 3.6.          Insurance Proceeds...............................................................10

         Section 3.7.          Contribution.....................................................................10

         Section 3.8.          Subrogation......................................................................10

         Section 3.9.          No Third-Party Beneficiaries.....................................................11

         Section 3.10.         Remedies Cumulative..............................................................11

         Section 3.11.         Survival of Indemnities..........................................................11

         Section 3.12.         After-Tax Indemnification Payments...............................................11

ARTICLE IV            CERTAIN ADDITIONAL MATTERS................................................................11

         Section 4.1.          Company Officers and Board of Directors..........................................11

         Section 4.2.          The Company Certificate of Incorporation and Bylaws..............................11

         Section 4.3.          Insurance Policies and Claims Administration.....................................11

         Section 4.4.          Non-Solicitation of Employees....................................................13

ARTICLE V             ACCESS TO INFORMATION.....................................................................14

         Section 5.1.          Agreement For Exchange of Information............................................14

         Section 5.2.          Auditors and Audits; Annual and Quarterly Statements and Accounting..............15

         Section 5.3.          Confidentiality; Protection......................................................17

         Section 5.4.          Mail.............................................................................17

ARTICLE VI            DISPUTE RESOLUTION........................................................................18

         Section 6.1.          Dispute Resolution...............................................................18

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                                      -i-
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                               TABLE OF CONTENTS
                                   (CONTINUED)

         Section 6.2.          Continuity of Service and Performance............................................19

ARTICLE VII           STANDSTILL; COVENANT NOT TO COMPETE.......................................................19

         Section 7.1.          Standstill.......................................................................19

         Section 7.2.          Non-Compete......................................................................19

ARTICLE VIII          MISCELLANEOUS.............................................................................20

         Section 8.1.          Termination......................................................................20

         Section 8.2.          Expenses.........................................................................20

         Section 8.3.          Notices..........................................................................21

         Section 8.4.          Amendment and Waiver.............................................................21

         Section 8.5.          Counterparts.....................................................................21

         Section 8.6.          Governing Law....................................................................22

         Section 8.7.          Entire Agreement.................................................................22

         Section 8.8.          Assignment.......................................................................22

         Section 8.9.          Parties in Interest..............................................................22

         Section 8.10.         Tax Sharing Agreement............................................................22

         Section 8.11.         Exhibits and Schedules...........................................................22

         Section 8.12.         Legal Enforceability.............................................................22

         Section 8.13.         Titles and Headings..............................................................23

         Section 8.14.         Conflicting Agreements...........................................................23

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                                      -ii-

                              AMENDED AND RESTATED
                        INITIAL PUBLIC OFFERING AGREEMENT

     This Amended and Restated Initial Public Offering Agreement (this "Agreement") is entered into effective as of March 15, 2000 by and between Phoenix Technologies, Ltd., a Delaware corporation ("Phoenix"), and inSilicon Corporation, a Delaware corporation and a wholly owned subsidiary of Phoenix ("inSilicon").

                                    RECITALS

     WHEREAS, the Board of Directors of Phoenix has determined that it is in the best interests of Phoenix to separate the business and operations of Phoenix engaged in the development and licensing of semiconductor intellectual property cores, silicon subsystems, firmware stocks and drivers (the "Business") from Phoenix's other operations by transferring the assets of the Business to inSilicon and causing inSilicon to assume the liabilities of the Business (the "Separation");

     WHEREAS, the parties have determined that it is desirable and in the best interests of inSilicon to obtain funds for the operation of the Business by causing inSilicon to sell, in an initial public offering (the "Initial Public Offering"), additional shares of its common stock, par value $.001 per share ("Common Stock");

     WHEREAS, it is appropriate and desirable to set forth certain agreements that will govern certain matters relating to the Separation and the Initial Public Offering and the relationship of Phoenix and inSilicon and their respective subsidiaries after the Initial Public Offering.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1. DEFINITIONS. As used herein, the following terms have the following meanings:

     "ACTION" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or regulatory or administrative agency or commission or any other tribunal or other Governmental Authority.

     "AFFILIATE" of any specified Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person.

     "AGREEMENT" has the meaning set forth in the preamble, as such agreement may be amended and supplemented from time to time in accordance with its terms.

     "ANCILLARY AGREEMENTS" means each of the following agreements between Phoenix and inSilicon dated as of November 30, 1999, as the same may be amended from time to time: the Services and Cost-Sharing Agreement, the Employee Matters Agreement, the Tax-Sharing Agreement, the Registration Rights Agreement and the Technology Distributor Agreement.

     "BUSINESS" has the meaning set forth in the first recital of this Agreement.

     "CLOSING DATE" means the first time at which any shares of Common Stock are sold to the Underwriters pursuant to the Initial Public Offering in accordance with the terms of the Underwriting Agreement.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" has the meaning set forth in the second recital of this Agreement.

     "COMPANY BYLAWS" means the bylaws of inSilicon in the form to take effect immediately prior to the Closing Date filed as an exhibit to the Registration Statement.

     "COMPANY CERTIFICATE" means the restated certificate of incorporation of inSilicon in the form to take effect immediately prior to the Closing Date filed as an exhibit to the Registration Statement.

     "CONTRIBUTION AGREEMENT" means that certain Contribution Agreement between inSilicon and Phoenix dated as of November 30, 1999, as the same may be amended from time to time.

     "DISPUTES" has the meaning set forth in Section 6.1.

     "EFFECTIVE INITIAL PUBLIC OFFERING DATE" means the date on which the Registration Statement is declared effective by the Commission.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "GOVERNMENTAL AUTHORITY" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 3.4.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 3.4.

     "INFORMATION" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     "INITIAL PUBLIC OFFERING" has the meaning set forth in the second recital of this Agreement.

     "INSILICON CONTRACT" shall have the meaning set forth in the Contribution Agreement.

     "INSILICON INDEMNITEES" has the meaning set forth in Section 3.3.

     "INSILICON'S AUDITORS" has the meaning set forth in Section 5.2(a).

     "INSURANCE CHARGES" has the meaning set forth in Section 4.3(c).

     "LIABILITY" shall have the meaning set forth in the Contribution Agreement.

     "PERSON" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

     "PHOENIX'S AUDITORS" has the meaning set forth in Section 5.2(b).

     "PHOENIX GROUP" means Phoenix and each Person (other than inSilicon and its subsidiaries) that is an Affiliate of Phoenix immediately after the Separation Date.

     "PHOENIX INDEMNITEES" has the meaning set forth

     "POLICY" has the meaning set forth in Section 4.3(a).

     "PROSPECTUS" means each preliminary, final or supplemental prospectus forming a part of the Registration Statement.

     "REGISTRATION STATEMENT" means the registration statement on Form S-1 filed by inSilicon with the Commission to effect the registration of the Common Stock pursuant to the Securities Act, as such registration statement may be amended from time to time.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SEMICONDUCTOR INTELLECTUAL PROPERTY LIABILITIES" shall have the meaning set forth in the Contribution Agreement.

     "SEPARATION" has the meaning set forth in the second recital of this Agreement.

     "SEPARATION DATE" means November 30, 1999.

     "TAX" or "TAXES" has the meaning set forth in the Tax-Sharing Agreement.

     "THIRD-PARTY CLAIM" has the meaning set forth in Section 3.5.

     "UNDERWRITERS" means the Persons listed as "underwriters" in the final Prospectus.

     "UNDERWRITING AGREEMENT" has the meaning set forth in Section 3.2.

     Unless otherwise specified, any reference to any "subsidiary" or "subsidiaries" of Phoenix shall not include inSilicon.


                                   ARTICLE II

                           THE INITIAL PUBLIC OFFERING

     Section 2.1. COOPERATION BEFORE TO THE INITIAL PUBLIC OFFERING. (a) TRANSACTIONS BEFORE THE INITIAL PUBLIC OFFERING.

          (i) Subject to the conditions specified in Section 3.3, Phoenix and inSilicon shall use their reasonable efforts to consummate the Initial Public Offering. Such actions shall include, but not necessarily be limited to, those specified in this Section 2.1.

          (ii) inSilicon shall file the Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law or by the Underwriters, including, but not limited to, filing such amendments to the Registration Statement as may be required by the Underwriting Agreement, the Commission or federal, state or foreign securities laws. inSilicon also shall prepare, file with the Commission and cause to become effective a registration statement registering the Common Stock under the Exchange Act, and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Separation and the Initial Public Offering or the other transactions contemplated by this Agreement and the Ancillary Agreements.

          (iii) inSilicon shall enter into the Underwriting Agreement, in form and substance reasonably satisfactory to inSilicon and shall comply with its obligations thereunder.

          (iv) Phoenix and inSilicon shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the Initial Public Offering.

          (v) inSilicon shall use its best efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the Initial Public Offering.

          (vi) inSilicon shall prepare, file and use best efforts to seek to make effective, a listing application for quotation of the Common Stock issued in the Initial Public Offering in the Nasdaq National Market, subject to official notice of issuance.

          (vii) inSilicon shall participate in the preparation of materials and presentations as the Underwriters shall deem necessary or desirable.

          (viii) inSilicon shall pay the costs and expenses set forth in Section 8.2.

     (b) PROCEEDS OF THE INITIAL PUBLIC OFFERING. The Initial Public Offering will consist of a primary offering of Common Stock by inSilicon. inSilicon will receive the net proceeds of the Initial Public Offering, but shall remain subject to any obligations to Phoenix under this Agreement, the Contribution Agreement or any Ancillary Agreement required to be paid therefrom.

     Section 2.2. CONDITIONS PRECEDENT TO THE INITIAL PUBLIC OFFERING. In no event shall the Initial Public Offering occur unless the following conditions shall, unless waived by Phoenix in its sole discretion, have been satisfied:

     (a) The Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto.

     (b) The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 2.1 shall have been taken and, where applicable, have become effective or been accepted.

     (c) inSilicon's Board of Directors, as named in the Registration Statement, shall have been elected by Phoenix, as sole stockholder of inSilicon, and the Company Certificate and Company Bylaws shall be in effect.

     (d) inSilicon and Phoenix shall have entered into the Underwriting Agreement and all conditions to the obligations of inSilicon and the Underwriters shall have been satisfied or waived.

     (e) The Common Stock shall have been approved for quotation in the Nasdaq National Market, subject to official notice of issuance.

     (f) Each of the Ancillary Agreements, in form and substance satisfactory to Phoenix, shall have been executed by the parties thereto and shall remain in full force and effect and each of the transactions contemplated by the Ancillary Agreements to be consummated on or before the Effective Initial Public Offering Date shall have been consummated.

     (g) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, and no statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect preventing the Initial Public Offering or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

     (h) Phoenix shall have been released from any Liabilities, guarantees or other obligations with respect to any indebtedness or otherwise of inSilicon or its subsidiaries.

     (i) Such other actions as the parties may, based upon the advice of counsel, reasonably request to be taken before the Initial Public Offering in order to assure the successful completion of the Initial Public Offering and the other transactions contemplated by this Agreement shall have been taken.

     (j) This Agreement shall not have been terminated.


                                   ARTICLE III

                                 INDEMNIFICATION

     Section 3.1. RELEASE OF CLAIMS. (a) Except as provided in Section 3.1(c), effective as of the Separation Date, inSilicon does hereby, for itself and its Affiliates (other than any member of the Phoenix Group), successors and assigns, and all Persons who at any time prior to the Separation Date have been stockholders, directors, officers, agents or employees of inSilicon (in each case, in their respective capacities as such), remise, release and forever discharge Phoenix and each member of the Phoenix Group, their respective successors and assigns, and all Persons who at any time prior to the Separation Date have been stockholders, directors, officers, agents or employees of Phoenix or any member of the Phoenix Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any facts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation Date, including in connection with the transactions and all other activities to implement the Separation and the Initial Public Offering.

     (b) Except as provided in Section 3.1(c), effective as of the Separation Date, Phoenix does hereby, for itself and each member of the Phoenix Group, successors and assigns, and all Persons who at any time prior to the Separation Date have been stockholders, directors, officers, agents or employees of Phoenix or any member of the Phoenix Group (in each case, in their respective capacities as such), remise, release and forever discharge inSilicon and its subsidiaries, their respective successors and assigns, and all Persons who at any time prior to the Separation Date have been stockholders, directors, officers, agents or employees of inSilicon or any of its subsidiaries (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any facts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation Date, including in connection with the transactions and all other activities to implement the Separation and the Initial Public Offering.

     (c) Nothing contained in Sections 3.1(a) or (b) shall impair any right of any Person to enforce this Agreement, the Contribution Agreement or any Ancillary Agreement. Nothing contained in Sections 3.1(a) and (b) shall release any Person from:

          (i) any Liability, contingent or otherwise, assumed, transferred or assigned to such Person in accordance with, or any other Liability of any Person under, this Agreement, the Contribution Agreement or any Ancillary Agreement;

          (ii) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of this Article III and, if applicable, the appropriate provisions of the Contribution Agreement or the Ancillary Agreements; or

          (iii) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 3.1; provided that the parties agree not to bring suit or permit any of their subsidiaries to bring suit against any Person with respect to any Liability to the extent that such Person would be released with respect to such Liability by this Section 3.1 but for the provision of this clause (iii).

     (d) inSilicon shall not make, and shall not permit any of its subsidiaries to make, any claim or demand or commence any Action asserting any claim or demand, including any claim of contribution or indemnification, against Phoenix or any member of the Phoenix Group or any other Person released pursuant to
Section 3.1(a), with respect to any Liabilities released pursuant to Section 3.1(a). Phoenix shall not make, and shall not permit any member of the Phoenix Group to make, any claim or demand or commence any Action asserting any claim or demand, including any claim of contribution or indemnification, against inSilicon or any of its subsidiaries or any other Person released pursuant to
Section 3.1(b), with respect to any Liabilities released pursuant to Section 3.1(b).

     (e) It is the intention of each of Phoenix and inSilicon by virtue of the provisions of this Section 3.1 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or failed to occur and all conditions existing or alleged to have existed on or before the Separation Date, between or among inSilicon or any of its subsidiaries, on the one hand, and Phoenix or any member of the Phoenix Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among such Persons on or before the Separation Date), except as expressly set forth in Section 3.1(c). At any time, at the request of the other party, each party shall execute and deliver, or shall cause such other appropriate Persons to execute and deliver, releases reflecting the provisions hereof.

     Section 3.2. INDEMNIFICATION BY INSILICON. Except as provided in Section
3.5 and except as otherwise expressly provided in the Contribution Agreement or any of the Ancillary Agreements, from and after the Separation Date, inSilicon shall indemnify, defend and hold harmless Phoenix, each member of the Phoenix Group and each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Phoenix Indemnitees") from and against any and all Liabilities of the Phoenix Indemnitees arising out of, relating to or resulting from any of the following items (without duplication):

     (a) the failure of inSilicon or any other Person to pay, perform or otherwise promptly discharge any Semiconductor Intellectual Property Liability or inSilicon Contract in accordance with their respective terms, whether before or after the Separation Date;

     (b) the Business, any Semiconductor Intellectual Property Liability or any inSilicon Contract;

     (c) any breach by inSilicon or any of its subsidiaries of this Agreement, the Contribution Agreement or any of the Ancillary Agreements;

     (d) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, other than information pertaining solely to Phoenix that is supplied by Phoenix;

     (e) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than information pertaining solely to Phoenix that is supplied by Phoenix;

     (f) in whole or in part, any inaccuracy in the representations and warranties of inSilicon contained in the underwriting agreement between inSilicon and the Underwriters (the "Underwriting Agreement");

     (g) in whole or in part upon any failure of inSilicon to perform its obligations under the Underwriting Agreement or under law;

     (h) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by inSilicon or based upon written information furnished by or on behalf of inSilicon including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the shares of Common Stock sold pursuant to the Prospectus; and

     (i) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the shares of Common Stock sold pursuant to the Prospectus or the offering contemplated by the Registration Statement, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (d), (e), (f), (g) or (h) above.

     Section 3.3. INDEMNIFICATION BY PHOENIX. Except as provided in Section 3.5 and except as otherwise expressly provided in the Contribution Agreement or any of the Ancillary Agreements, from and after the Separation Date, Phoenix shall indemnify, defend and hold harmless inSilicon and each of its subsidiaries and each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "inSilicon Indemnitees") from and against any and all Liabilities of the inSilicon Indemnitees arising out of, relating to or resulting from any of the following items (without duplication):

     (a) the failure of Phoenix or any other member of the Phoenix Group or any other Person to pay, perform or otherwise promptly discharge any Liability of the Phoenix Group other than the Semiconductor Intellectual Property Liabilities in accordance with its terms, whether before or after the Separation Date;

     (b) any Liability of any member of the Phoenix Group other than the Semiconductor Intellectual Property Liabilities and the business of any member of the Phoenix group other than the Business;

     (c) any breach by Phoenix or any member of the Phoenix Group of this Agreement, the Contribution Agreement or any of the Ancillary Agreements;

     (d) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, pertaining solely to Phoenix that is supplied by Phoenix, or the omission or alleged omission therefrom of a material fact pertaining solely to Phoenix required to be stated therein or necessary to make the statements therein not misleading; and

     (e) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any supplement thereto), or the omission pertaining solely to Phoenix that is supplied by Phoenix or alleged omission therefrom of a material fact pertaining solely to Phoenix necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Section 3.4. NOTICE AND PAYMENT OF CLAIMS. If any Phoenix Indemnitee or inSilicon Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification under this Article III (other than in connection with any Action subject to Section 3.5), the Indemnified Party shall deliver to the Person from whom such indemnification is sought (the "Indemnifying Party"), a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. After the Indemnifying Party shall have been notified of the amount for which the Indemnified Party seeks indemnification, the Indemnifying Party shall, within 30 days after receipt of such notice, either (i) pay the Indemnified Party such amount in cash or other immediately available funds (or reach agreement with the Indemnified Party as to a mutually agreeable alternative payment schedule) or (ii) object to the claim for indemnification or the amount thereof by giving the Indemnified Party written notice setting forth the grounds therefor. Any objection shall be resolved in accordance with Article VI. If the Indemnifying Party does not give such notice within such 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount.

     Section 3.5. NOTICE AND DEFENSE OF THIRD-PARTY CLAIMS. Promptly following the earlier of (A) receipt of written notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (B) receipt of written information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third-Party Claim"), the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. Failure of the Indemnified Party to give notice as provided in this Section 3.5 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail.

     (a) Within 30 days after receipt of such notice, the Indemnifying Party may by giving written notice thereof to the Indemnified Party, (i) elect to assume the defense of such Third-Party Claim at its sole cost and expense or
(ii) object to the claim of indemnification for such Third-Party Claim setting forth the grounds therefor. Any objection shall be resolved in accordance with Article VI. If the Indemnifying Party does not give such notice within such 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such Third-Party Claim.

     (b) Any defense of a Third-Party Claim as to which the Indemnifying Party has elected to assume the defense shall be conducted by counsel employed by the Indemnifying Party and reasonably satisfactory to Phoenix in the case of Phoenix Indemnitees and inSilicon in the case of inSilicon Indemnitees. The Indemnified Party shall have the right to participate in such proceedings and to be represented by counsel of its own choosing at the Indemnified Party's sole cost and expense; PROVIDED that if the defendants or parties against which relief is sought in any such claim include both the Indemnifying Party and one or more Indemnified Parties and, in the reasonable judgment of Phoenix in the case of Phoenix Indemnitees and inSilicon in the case of inSilicon Indemnitees, a conflict of interest between such Indemnified Parties and such Indemnifying Party exists in respect of such claim, such Indemnified Parties shall have the right to employ one firm of counsel selected by Phoenix for Phoenix Indemnitees or inSilicon for inSilicon Indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnifying Party may settle or compromise the claim without the prior written consent of the Indemnified Party; PROVIDED that without the prior written consent of Phoenix in the case of Phoenix Indemnitees and inSilicon in the case of inSilicon Indemnitees, the Indemnifying Party may not agree to any such settlement unless as a condition to such settlement the Indemnified Party receives a written release from any and all liability relating to such Third-Party Claim and such settlement or compromise does not include any remedy or relief to be applied to or against the Indemnified Party, other than monetary damages for which the Indemnifying Party shall be responsible hereunder.

     (c) If the Indemnifying Party does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification under this
Article III, Phoenix in the case of Phoenix Indemnitees and inSilicon in the case of inSilicon Indemnitees may pursue the defense of such Third-Party Claim and choose one firm of counsel in connection therewith. The Indemnifying Party is required to reimburse Phoenix or inSilicon, as the case may be, on a current basis for its reasonable expenses of investigation, reasonable attorneys' fees and reasonable out-of-pocket expenses incurred by Phoenix in the case of Phoenix Indemnitees and inSilicon in the case of inSilicon Indemnitees in defending against such Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto, PROVIDED that the Indemnifying Party shall not be liable for any settlement effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     (d) The Indemnifying Party shall pay to the Indemnified Party in cash the amount for which the Indemnified Party is entitled to be indemnified (if any) no later than the later of (i) the date on which the Indemnified Party makes any payment in satisfaction (partial or otherwise) of the Third-Party Claim or (ii) the date on which such Indemnifying Party's objection, if any, to its responsibility for indemnification under this Article III has been resolved pursuant to Article VI or by settlement or compromise or the final nonappealable judgment of a court of competent jurisdiction.

     Section 3.6. INSURANCE PROCEEDS. The amount that any Indemnifying Party is or may be required to pay to any Indemnified Party pursuant to this Article III shall be reduced (including, without limitation, retroactively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnified Parties in reduction of the related Liability. If an Indemnified Party shall have received the payment required by this Agreement from an Indemnifying Party in respect of a Liability and shall subsequently actually receive insurance proceeds, or other amounts in respect of such Liability as specified above, then such Indemnified Party shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received after deducting therefrom all of the Indemnifying Party's costs and expenses associated with such Liability.

     Section 3.7. CONTRIBUTION. If the indemnification provided for in this
Article III is unavailable to an Indemnified Party in respect of any Liability arising out of or related to information contained in or omitted from the Registration Statement or the Prospectus, then the inSilicon Indemnitees, or Phoenix Indemnitees, as the case may be, in lieu of indemnifying the Phoenix Indemnitees or inSilicon Indemnitees, as the case may be, shall contribute to the amount paid or payable by the Phoenix Indemnitees or inSilicon Indemnitees, as the case may be, as a result of such Liability in such proportion as is appropriate to reflect the relative fault of inSilicon, on the one hand, and Phoenix, on the other hand, in connection with the statements or omissions which resulted in such Liability. If the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information pertaining solely to Phoenix, then Phoenix shall bear any resulting Liability; otherwise, inSilicon shall bear any resulting Liability.

     Section 3.8. SUBROGATION. In the event of payment by an Indemnifying Party to any Indemnified Party in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the first place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right or claim relating to such Third-Party Claim. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     Section 3.9. NO THIRD-PARTY BENEFICIARIES. This Article III shall inure to the benefit of, and be enforceable by Phoenix, the Phoenix Indemnitees, inSilicon and the inSilicon Indemnitees and their respective successors and permitted assigns. The indemnification provided for by this Article III shall not inure to the benefit of any other third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto and each party agrees to waive such rights against the other to the fullest extent permitted.

     Section 3.10. REMEDIES CUMULATIVE. The remedies provided in this Article III shall be cumulative and shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against an Indemnifying Party. The procedures set forth in this Article III, however, shall be the exclusive procedures governing any indemnity action brought under this Article III or otherwise relating to Liabilities.

     Section 3.11. SURVIVAL OF INDEMNITIES. The rights and obligations of each of Phoenix and inSilicon and their respective Indemnitees under this Article III shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities.

     Section 3.12. AFTER-TAX INDEMNIFICATION PAYMENTS. Except as otherwise expressly provided in this Agreement, the Contribution Agreement or in an Ancillary Agreement, indemnification payments made by either party under this Article shall give effect to, and be reduced by the value of, any and all applicable deductions, losses, credits, offsets or other items for Federal, state or other Tax purposes attributable to the payment of the indemnified Liability by the Indemnified Party.


                                   ARTICLE IV

                           CERTAIN ADDITIONAL MATTERS

     Section 4.1. COMPANY OFFICERS AND BOARD OF DIRECTORS. On or prior to the Closing Date, Phoenix shall take and shall cause inSilicon to take all actions necessary to appoint as officers and directors of inSilicon those persons named in the Registration Statement to constitute the officers and directors of inSilicon on the Closing Date.

     Section 4.2. THE COMPANY CERTIFICATE OF INCORPORATION AND BYLAWS. Prior to the Closing Date, Phoenix shall take all action necessary to cause the Company Certificate and Company Bylaws to be amended and restated substantially in the form attached to the Registration Statement as exhibits thereto.

     Section 4.3. INSURANCE POLICIES AND CLAIMS ADMINISTRATION.

     (a) MAINTENANCE OF INSURANCE COVERAGE PRIOR TO SEPARATION DATE. Phoenix and inSilicon shall use reasonable efforts to maintain in full force and effect at all times up to and including the Separation Date and for the periods set forth in the Services and Cost-Sharing Agreement, its current property and casualty insurance programs, including, without limitation, primary and excess general liability, automobile, workers' compensation, property and crime insurance policies (collectively, the "Policies" and individually, a "Policy"). inSilicon and its subsidiaries shall retain with respect to any insured claims relating to periods before the

Separation Date or termination of the applicable period set forth in the Services and Cost-Sharing Agreement with respect to each such Policy (whichever is later), all of their respective rights, benefits and privileges, if any, under such Policies. To the extent not already provided for by the terms of a Policy, Phoenix shall use reasonable efforts to cause inSilicon and its subsidiaries, as appropriate, to be named as additional insureds under such Policy in respect of Covered Claims arising or relating to periods prior to the Separation Date or termination of the applicable period set forth in the Services and Cost-Sharing Agreement with respect to each such Policy (whichever is later); PROVIDED, however, that nothing contained herein shall be construed to require Phoenix or any of its subsidiaries to pay any additional premium or other charges in respect to, or waive or otherwise limit any of its rights, benefits or privileges under, any such Policy to effect the naming of inSilicon and its subsidiaries as such additional insureds except as required by the Services and Cost-Sharing Agreement and then only to the extent the charge, if any, is borne by inSilicon.

     (b) COMPANY RESPONSIBLE FOR ESTABLISHING INSURANCE COVERAGE ON AND AFTER SEPARATION DATE. Except as provided under the Services and Cost-Sharing Agreement or any other Ancillary Agreement, commencing on and as of the Separation Date, inSilicon and each of its subsidiaries shall be responsible for establishing and maintaining its own separate insurance programs (including, without limitation, primary and excess general liability, automobile, workers, compensation, property, director and officer liability, fire, crime, surety and other similar insurance policies) for activities and claims relating to any period on or after the Separation Date involving inSilicon or any of its subsidiaries. Notwithstanding any other agreement or understanding to the contrary, except as set forth in the Services and Cost-Sharing Agreement or any such Ancillary Agreement or Section 4.3(c) with respect to claims administration and financial administration of the Policies, neither Phoenix nor any of its subsidiaries shall have any responsibility for or obligation to inSilicon or its subsidiaries relating to liability and casualty insurance matters for any period, whether before, at or after the Separation Date except to the extent set forth in the Services and Cost-Sharing Agreement.

     (c) ADMINISTRATION AND PROCEDURE. (i) Phoenix or a subsidiary of Phoenix, as appropriate, shall be responsible for the claims administration and financial administration of all Policies for insured claims relating to the assets, ownership or operation of the Business prior to the Separation Date or termination of the applicable period set forth in the Services and Cost-Sharing Agreement with respect to each such Policy (whichever is later); PROVIDED, HOWEVER, that such retention by Phoenix of the Policies and the responsibility for claims administration and financial administration of the Policies are in no way intended to limit, inhibit or preclude any right to insurance coverage for any insured claims under the Policies by inSilicon. Phoenix shall direct each insurance carrier to pay to inSilicon any proceeds for the insured claims of inSilicon or, if Phoenix receives such proceeds, it shall forward them promptly to inSilicon. inSilicon or a subsidiary thereof, as appropriate, shall be responsible for all administrative and financial matters relating to insurance policies established and maintained by inSilicon and its subsidiaries for claims relating to any period on or after the Separation Date involving inSilicon or any of its subsidiaries.

          (ii) inSilicon shall notify Phoenix of any insured claim relating to inSilicon or a subsidiary thereof under one or more of the Policies, and inSilicon agrees to cooperate and coordinate with Phoenix concerning any strategy Phoenix may reasonably elect to pursue to secure coverage and payment for such insured claim by the appropriate insurance carrier. Notwithstanding the foregoing, Phoenix shall not be entitled to settle any insured claim relating to inSilicon or a subsidiary thereof without inSilicon's consent, which consent will not be unreasonably withheld.

          (iii) inSilicon or an appropriate subsidiary thereof shall assume responsibility for, and shall pay to the appropriate insurance carriers or otherwise, any premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles, retentions or other charges, as appropriate (collectively, "Insurance Charges"), whenever arising, which shall become due and payable under the terms and conditions of any applicable Policy in respect of any liabilities, losses, claims, actions or occurrences, whenever arising or becoming known, involving or relating to any of the assets, businesses, operations or liabilities of inSilicon or any of its subsidiaries, to the extent set forth in Section 4.3(a) and any such charges that relate to the period after the Separation Date or, if later, termination of the applicable period set forth in the Services and Cost-Sharing Agreement with respect to each such Policy. To the extent that the terms of any applicable Policy provide that Phoenix or a subsidiary thereof, as appropriate, shall have an obligation to pay or guarantee the payment of any Insurance Charges, Phoenix or such subsidiary shall be entitled to demand that inSilicon or a subsidiary thereof make such payment directly to the Person entitled thereto. In connection with any such demand, Phoenix shall submit to inSilicon or a subsidiary thereof a copy of any invoice received by Phoenix or a subsidiary pertaining to such Insurance Charges, together with appropriate supporting documentation, if available. In the event that inSilicon or its subsidiary fails to pay any Insurance Charges when due and payable, whether at the request of the party entitled to payment or upon demand by Phoenix or a subsidiary of Phoenix, Phoenix or a subsidiary of Phoenix may (but shall not be required to) pay such Insurance Charges for and on behalf of inSilicon or its subsidiary and, thereafter, inSilicon or its subsidiary shall forthwith reimburse Phoenix or such subsidiary of Phoenix for such payment.

     Section 4.4. NON-SOLICITATION OF EMPLOYEES. Each party agrees not to directly solicit or recruit the other party's employees for a period of one year after the Separation Date if such solicitation or recruitment would be disruptive or damaging or would interfere with the operation or business of the other party. This prohibition on solicitation does not apply to actions taken by a party (i) as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or a general solicitation or (ii) as a result of an employee's initiative.


                                    ARTICLE V

                              ACCESS TO INFORMATION

     Section 5.1. AGREEMENT FOR EXCHANGE OF INFORMATION. Each of Phoenix and inSilicon agrees to provide, or cause to be provided, to each other, at any time before or after the Separation Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement, the Contribution Agreement or any ancillary Agreement or (iv) in connection with the ongoing businesses of Phoenix or inSilicon, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

     (a) INTERNAL ACCOUNTING CONTROLS; FINANCIAL INFORMATION. Except as provided in the Services and Cost-Sharing Agreement, after the Separation Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

     (b) OWNERSHIP OF INFORMATION. Any Information owned by a party that is provided to a requesting party pursuant to this Section 5.1 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

     (c) RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Section 5.1 and other provisions of this Agreement after the Separation Date, each party agrees to use its reasonable commercial efforts to retain all Information in their respective possession or control on the Separation Date substantially in accordance with the policies of Phoenix as in effect on the Separation Date. However, except as set forth in the Tax Sharing Agreement, at any time after the Separation Date, each party may amend their respective record retention policies at such party's discretion; PROVIDED, however, that if a party desires to effect the amendment within three (3) years after the Separation Date, the amending party must give thirty (30) days prior written notice of such change in the policy to the other party to this Agreement. No party will destroy, or permit any of its subsidiaries to destroy, any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under the current record retention policy of Phoenix) without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

     (d) LIMITATION OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this
Section 5.1 is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of Section 5.1(c).

     (e) OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Section 5.1 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement, the Contribution Agreement and any Ancillary Agreement.

     (f) PRODUCTION OF WITNESSES; RECORDS; COOPERATION. After the Separation Date, except in the case of a legal or other proceeding by one party against the other party, each party shall use its reasonable commercial efforts to make available to the other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such Person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

     Section 5.2. AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS AND ACCOUNTING. Each party agrees that, for so long as Phoenix is required in accordance with United States generally accepted accounting principles to consolidate inSilicon's results of operations and financial position:

     (a) SELECTION OF AUDITORS. inSilicon shall not select a different accounting firm than Ernst & Young LLP (or its successors) to serve as its (and its subsidiaries') independent certified public accountants ("inSilicon's Auditors") for purposes of providing an opinion on its consolidated financial statements without Phoenix's prior written consent (which shall not be unreasonably withheld).

     (b) DATE OF AUDITORS' OPINION AND QUARTERLY REVIEWS. inSilicon shall use its reasonable commercial efforts to enable the inSilicon Auditors to complete their audit such that they will date their opinion on inSilicon's audited annual financial statements on the same date that Phoenix's independent certified public accountants ("Phoenix's Auditors") date their opinion on Phoenix's audited annual financial statements, and to enable Phoenix to meet its timetable for the printing, filing and public Dissemination of Phoenix's annual financial statements. inSilicon shall use its reasonable commercial efforts to enable the inSilicon Auditors to complete their quarterly review procedures such that they will provide clearance on inSilicon's quarterly financial statements on the same date that Phoenix's Auditors provide clearance on Phoenix's quarterly financial statements.

     (c) ANNUAL AND QUARTERLY FINANCIAL STATEMENTS. inSilicon shall provide to Phoenix on a timely basis all Information that Phoenix reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Phoenix's annual and quarterly financial statements. Without limiting the generality of the foregoing, inSilicon will provide all required financial Information with respect to inSilicon and its subsidiaries to inSilicon's Auditors in a sufficient and reasonable time and in sufficient detail to permit inSilicon's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Phoenix's Auditors with respect to Information to be included or contained in Phoenix's annual and quarterly financial statements. Similarly, Phoenix shall provide to inSilicon on a timely basis all Information that inSilicon reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of inSilicon's annual and quarterly financial statements. Without limiting the generality of the foregoing, Phoenix will provide all required financial Information with respect to Phoenix and its subsidiaries to Phoenix's Auditors in a sufficient and reasonable time and in sufficient detail to permit Phoenix's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to inSilicon's Auditors with respect to Information to be included or contained in inSilicon's annual and quarterly financial statements.

     (d) IDENTITY OF PERSONNEL PERFORMING THE ANNUAL AUDIT AND QUARTERLY REVIEWS. inSilicon shall authorize inSilicon's Auditors to make available to Phoenix's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of inSilicon and work papers related to the annual audits and quarterly reviews of inSilicon, in all cases within a reasonable time prior to inSilicon's Auditors' opinion date, so that Phoenix's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of inSilicon's Auditors as it relates to Phoenix's Auditors' report on Phoenix's financial statements, all within sufficient time to enable Phoenix to meet its timetable for the printing, filing and public dissemination of Phoenix's annual and quarterly statements. Similarly, Phoenix shall authorize Phoenix's Auditors to make available to inSilicon's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Phoenix and work papers related to the annual audits and quarterly reviews of Phoenix, in all cases within a reasonable time prior to the Auditors' opinion date, so that inSilicon's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Phoenix's Auditors as it relates to inSilicon's Auditors' report on inSilicon's statements, all within sufficient time to enable inSilicon to meet its timetable for the printing, filing and public dissemination of inSilicon's annual and quarterly financial statements.

     (e) ACCESS TO BOOKS AND RECORDS. inSilicon shall provide Phoenix's internal auditors and their designees access to inSilicon's and its subsidiaries' books and records so that Phoenix may conduct reasonable audits relating to the financial statements provided by inSilicon pursuant hereto as well as to the internal accounting controls and operations of inSilicon and its subsidiaries. Similarly, Phoenix shall provide inSilicon's internal auditors and their designees access to Phoenix's and its subsidiaries' books and records so that inSilicon may conduct reasonable audits relating to the financial statements provided by Phoenix pursuant hereto as well as to the internal accounting controls and operations of Phoenix and its subsidiaries.

     (f) NOTICE OF CHANGE IN ACCOUNTING PRINCIPLES. inSilicon shall give Phoenix as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date. inSilicon will consult with Phoenix and, if requested by Phoenix, inSilicon will consult with Phoenix's independent public accountants with respect thereto. Phoenix shall give inSilicon as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date.

     (g) CONFLICT WITH THIRD-PARTY AGREEMENTS. Nothing in Sections 5.1 and 5.2 shall require inSilicon to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary Information relating to that third party or its business; PROVIDED, however, that in the event that inSilicon is required under Sections 5.1 and 5.2 to disclose any such Information, inSilicon shall use commercially reasonable efforts to seek to obtain such customer's consent to the disclosure of such Information.

     Section 5.3. CONFIDENTIALITY; PROTECTION.

     (a) CONFIDENTIAL INFORMATION. Except as otherwise expressly provided in this Agreement, each party and each of its subsidiaries shall hold and shall cause its respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all Information concerning the other party (except to the extent that such Information can be shown to have been (i) in the public domain through no fault of such party, (ii) later lawfully acquired on a non-confidential basis from other sources by the party to which it was furnished, (iii) independently generated without reference to any proprietary or confidential Information of the other party, or (iv) Information that may be disclosed pursuant to any Ancillary Agreement). Neither party shall release or disclose any such Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of and agree to comply with the provisions of this Section 5.3. For purposes of this Section 5.3, confidential Information of third parties that is known to, in the possession of or acquired by a party shall be deemed Information of that party.

     (b) PROTECTIVE ARRANGEMENTS. In the event that either party (or any of its subsidiaries) either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide information of the other party (or any of its subsidiaries) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

     Section 5.4. MAIL. After the Separation Date, each of Phoenix and inSilicon may receive mail and other communications properly belonging to the other. Accordingly, at all times after the Separation Date, each of Phoenix and inSilicon authorizes the other to receive and open all mail and other communications received by it and not unambiguously intended for the other party or any of the other party's officers or directors specifically in their capacities as such, and to retain the same to the extent that they relate to the business of the receiving party or, to the extent that they do not relate to the business of the receiving party and do relate to the business of the other party, or to the extent that they relate to both businesses, the receiving party shall promptly contact the other party by telephone for delivery instructions and such mail or other communications (or, in case the same relate to both businesses, copies thereof) shall promptly be forwarded to the other party in accordance with its delivery instructions. The foregoing provisions of this Section 5.4 shall constitute full authorization to the postal authorities and courier companies and all other persons to make deliveries to Phoenix or inSilicon, as the case may be, addressed to either of them or to any of their officers or directors specifically in their capacities as such. The provisions of this Section 5.4 are not intended to and shall not be deemed to constitute an authorization by either Phoenix or inSilicon to permit the other to accept service of process on its behalf, and neither party is or shall be deemed to be the agent of the other for service of process purposes or for any other purpose.


                                   ARTICLE VI

                               DISPUTE RESOLUTION

     Section 6.1. DISPUTE RESOLUTION. Except as otherwise set forth in any Ancillary Agreement, resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this Section 6.1.

     (a) NEGOTIATION. The parties shall make a good faith attempt to resolve any Dispute arising out of, relating to or resulting from this Agreement through negotiation. Within thirty (30) days after notice of a Dispute is given by either party to the other party, each party shall select a first tier negotiating team comprised of vice president level employees of such party and shall meet and make a good faith attempt to resolve such Dispute and shall continue to negotiate in good faith in an effort to resolve the Dispute or renegotiate the applicable section or provision without the necessity of any formal proceedings. If the first tier negotiating teams are unable to agree within thirty (30) days of their first meeting, then each party shall select a second tier negotiating team comprised of the chief executive officers of such party and shall meet within thirty (30) days after the end of the first thirty
(30) day negotiating period to attempt to resolve the matter. During the course of negotiations under this Section 6.1(a), all reasonable requests made by one party to the other for Information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating teams but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

     (b) NON-BINDING MEDIATION. In the event that any Dispute arising out of or related to this Agreement is not settled by the parties within fifteen (15) days after the first meeting of the second tier negotiating teams under Section 6.1(a), the parties will attempt in good faith to resolve such Dispute by non-binding mediation in accordance with the American Arbitration Association Commercial Mediation Rules. The mediation shall be held within thirty (30) days of the end of such fifteen (15) day negotiation period of the second tier negotiating teams. Except as provided below in Section 6.1(c), no litigation for the resolution of such dispute may be commenced until the parties try in good faith to settle the dispute by such mediation in accordance with such rules and either party has concluded in good faith that amicable resolution through continued mediation of the matter does not appear likely. The costs of mediation shall be shared equally by the parties to the mediation. Any settlement reached by mediation shall be recorded in writing, signed by the parties, and shall be binding on them.

     (c) PROCEEDINGS. Nothing herein, however, shall prohibit either party from initiating litigation or other judicial or administrative proceedings if such party would be substantially harmed by a failure to act during the time that such good faith efforts are being made to resolve the Dispute through negotiation or mediation. In the event that litigation is commenced under this
Section 6.1(c), the parties agree to continue to attempt to resolve any Dispute according to the terms of Sections 6.1(a) and 6.1(b) during the course of such litigation proceedings under this Section 6.1(c).

     (d) PAY AND DISPUTE. Except as provided herein or in any Ancillary Agreement, in the event of any dispute regarding payment of a third-party invoice (subject to standard verification of receipt of products or services), the party named in a third party's invoice must make timely payment to such third party, even if the party named in the invoice desires to pursue the dispute resolution procedures outlined in this Section 6.1. If the party that paid the invoice is found pursuant to this Section 6.1 to not be responsible for such payment, such paying party shall be entitled to reimbursement, with interest accrued at the prime interest rate announced by Bank of America NT&SA plus one percent per annum compounded monthly for the period such amount remains unpaid from the party found responsible for such payment.

     Section 6.2. CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article VI with respect to all matters not subject to such Dispute.


                                   ARTICLE VII

                       STANDSTILL; COVENANT NOT TO COMPETE

     Section 7.1. STANDSTILL. Phoenix agrees that so long as Phoenix beneficially owns, directly or indirectly, fifty percent (50%) or more of inSilicon's outstanding voting securities, it shall not acquire by purchases in "brokers' transactions" (as defined in the Securities Act) or in transactions directly with a "market maker" (as defined in the Exchange Act) during any twelve (12-) month period shares of Common Stock that exceed two percent (2%) of the number of shares of Common Stock outstanding at the commencement of that period, without inSilicon's prior consent.

         Section 7.2.      NON-COMPETE.

     (a) During the "Phoenix Restricted Period," as defined below, Phoenix agrees it will not carry on or become involved, directly or indirectly (whether as owner, partner, agent, consultant or stockholder) in any business or activity competitive with any business conducted by inSilicon as of the Separation Date without the consent of inSilicon. For this purpose, the "Phoenix Restricted Period" for any business or activity conducted by inSilicon as of the Separation Date means the earliest of (i) November 30, 2004, (ii) the date Phoenix no longer owns, directly or indirectly, ten percent (10%) or more of inSilicon's outstanding voting securities and (iii) the date on which inSilicon no longer engages in such business or activity.


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


     (b) During the "inSilicon Restricted Period," as defined below, inSilicon agrees it will not carry on or become involved, directly or indirectly (whether as owner, partner, agent, consultant or stockholder) in any business or activity competitive with any business conducted by Phoenix as of the Separation Date (other than the Business) without the consent of Phoenix. For this purpose, the "inSilicon Restricted Period" for any business or activity conducted by Phoenix as of the Separation Date means the earliest of (i) November 30, 2004, (ii) the date Phoenix no longer owns, directly or indirectly, ten percent (10%) or more of inSilicon's outstanding voting securities and (iii) the date on which Phoenix no longer engages in such business or activity.

     (c) Each of Phoenix and inSilicon agrees that it will not unreasonably withhold its consent to any request by the other to carry on or become involved in any business or activity competitive with any business conducted by the other as of the Separation Date, which request relates to activities which occur following a "change in control" of the requesting party. For this purpose, a "change of control" shall be deemed to have occurred on the earliest date on or by which (i) the beneficial ownership of the equity securities of the affected party on the part of any Person or group (other than Phoenix in the case of inSilicon), together with the beneficial ownership thereof on the part of the affiliates and/or associates of such Person or group, first equals or exceeds fifty percent (50%) of the equity securities of the affected party or (ii) any Person or group acquires assets of the affected party, which together with any assets acquired from such party by any affiliates and/or associates of such Person or group constitute fifty percent (50%) or more of the assets of the affected party. A party shall not be deemed to be "unreasonable" in withholding its consent if the Person acquiring control of a party competes with the party from which consent is sought.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1. TERMINATION. This Agreement may be terminated and/or the Initial Public Offering may be deferred, modified or abandoned at any time prior to the Closing Date by and in the sole discretion of the Board of Directors of Phoenix without the approval of inSilicon. In the event of such termination, no party hereto (or any of its respective directors or officers) shall have any liability to any other party pursuant to this Agreement.

     Section 8.2. EXPENSES. Except as specifically provided in Services and Cost-Sharing Agreement or in this Agreement and except for the expenses of Phoenix that are not third party expenses, all costs and expenses incurred in connection with the interpretation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement shall be paid by inSilicon. The expenses payable by inSilicon shall include without limitation the filing, legal, accounting, printing and other out-of-pocket expenditures in connection with (i) the preparation, printing and filing of the Registration Statement and (ii) sale of the shares of Common Stock in the Initial Public Offering, including, without limitation, third party costs, fees and expenses relating to the Initial Public Offering, and all of the reimbursable expenses of the Underwriters pursuant to the Underwriting Agreement, and all of the costs of producing, printing, mailing and otherwise distributing the Prospectus.

After the Closing Date, all costs and expenses that are not subject to the Services and Cost-Sharing Agreement or any other agreement between the parties shall be borne by the party incurring the expense.

     Section 8.3. NOTICES. All notices and communications under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given when received addressed as follows:

     If to Phoenix, to:

                  411 East Plumeria Drive
                  San Jose, CA 94134
                  Attn:  General Counsel

     If to inSilicon, to:

                  411 East Plumeria Drive
                  San Jose, CA 94134
                  Attn:  General Counsel

     Any party may, by written notice so delivered to the other party, change the address to which delivery of any notice shall thereafter be made.

     Section 8.4. AMENDMENT AND WAIVER. This Agreement may not be altered or amended, nor may rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement. Notwithstanding the foregoing, this Agreement may not be altered or amended, nor may rights hereunder be waived by inSilicon after the Closing Date without the affirmative vote or written consent of a majority of the directors of inSilicon who are not Affiliates of Phoenix.

     Section 8.5. COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

     Section 8.6. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, without regard to the conflicts of law rules of such state.

     Section 8.7. ENTIRE AGREEMENT. This Agreement including the schedules and the other agreements referenced specifically in this Agreement constitute the entire understanding of the parties with respect to the subject matter of this Agreement, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

     Section 8.8. ASSIGNMENT.

     (a) No party to this Agreement shall (i) consolidate with or merge into any Person or permit any Person to consolidate with or merge into such party (other than a merger or consolidation in which the party is the surviving or continuing corporation), or (ii) sell, assign, transfer, lease or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its assets, unless the resulting, surviving or transferee Person expressly assumes, by instrument in form and substance reasonably satisfactory to the other parties, all of the obligations of the party under this Agreement.

     (b) Except as expressly provided in paragraph (a) above, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable, directly or indirectly, by any party without the prior written consent of the party, and any attempt to so assign without such consent shall be void.

     Section 8.9. PARTIES IN INTEREST. Subject to Section 8.8, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than Phoenix and inSilicon, and Phoenix Indemnitees and inSilicon Indemnitees under Article III hereof.

     Section 8.10. TAX SHARING AGREEMENT. Notwithstanding any other provision of this Agreement to the contrary, any and all matters relating to Taxes shall be exclusively governed by the Tax Sharing Agreement.

     Section 8.11. EXHIBITS AND SCHEDULES. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     Section 8.12. LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

     Section 8.13. TITLES AND HEADINGS. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     Section 8.14. CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and the Contribution Agreement, the provisions of this Agreement and shall prevail.


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


     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                    PHOENIX TECHNOLOGIES LTD.



                                    By:      /s/ Linda V. Moore
                                       -----------------------------------------
                                    Name:     Linda V. Moore
                                    Title:  Vice President, General Counsel and
                                            Secretary

                                    INSILICON CORPORATION



                                    By:      /s/ David J. Power
                                       -----------------------------------------
                                    Name:    David J. Power
                                    Title:  Vice President, General Counsel



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